EXHIBIT 21

3M COMPANY AND CONSOLIDATED SUBSIDIARIES (PARENT AND SUBSIDIARIES)

AS OF DECEMBER 31, 2015

Name of Company	Organized Under Law of
Registrant — 3M Company	Delaware
Consolidated subsidiaries of the Registrant:
3M Cogent, Inc.	Delaware
3M Electronic Monitoring, Inc.	Delaware
3M Financial Management Company	Delaware
3M Global Channel Services, Inc.	Delaware
3M Innovative Properties Company	Delaware
3M Investment Management Corporation	Delaware
3M Occupational Safety LLC	Delaware
3M Purification Inc.	Delaware
Aearo Holding LLC	Delaware
Aearo Technologies LLC	Delaware
Capital Safety North America Holdings, Inc.	Delaware
Ceradyne, Inc.	Delaware
3M Unitek Corporation	California
Ivera Medical LLC	California
Meguiar’s, Inc.	California
3M Health Information Systems, Inc.	Maryland
3M Touch Systems, Inc.	Massachusetts
GTA-NHT, Inc.	Massachusetts
DB Industries LLC	Minnesota
Two Harbors Insurance Company	South Carolina
3M Argentina S.A.C.I.F.I.A	Argentina
3M Australia Pty. Ltd.	Australia
3M Purification Pty Limited	Australia
3M Osterreich GmbH	Austria
Rappold Winterthur Technologie GmbH	Austria
3M Belgium BVBA/SPRL	Belgium
3M do Brasil Limitada	Brazil
3M Manaus Ind. Prods. Quims. LTDA	Brazil
3M Canada Company	Canada
Capital Safety Group Canada ULC	Canada
3M Chile S.A.	Chile
3M China Limited	China
3M International Trading (Shanghai) Co., Ltd.	China
3M International Trading (Shenzhen) Co., Ltd.	China
3M Investments (China) Co., Ltd.	China
3M Material Technology (Guangzhou) Co., Ltd.	China
3M Material Technology (Hefei) Co., Ltd.	China
3M Material Technology (Suzhou) Co., Ltd.	China
3M Optical Systems Manufacturing Co., (Shanghai) Ltd.	China
3M Speciality Materials (Shanghai) Co., Ltd.	China
3M Colombia, S.A.	Colombia
3M A/S	Denmark
Suomen 3M Oy	Finland
3M Purification	France
3M France S.A.S.	France
EMFI SAS	France
3M Bricolage & Batiment	France
3M Deutschland GmbH	Germany
3M Real Estate GmbH & Co. KG	Germany
Dyneon GmbH	Germany

Name of Company	Organized Under Law of
Wendt GmbH	Germany
3M Hong Kong Limited	Hong Kong
3M India Limited	India
3M Electronic Monitoring Ltd	Israel
3M ITALIA srl	Italy
3M Japan Limited	Japan
3M Japan Holdings Company	Japan
3M Japan Products Limited	Japan
3M Korea Health and Safety Limited	Korea
3M Korea High Technology Limited	Korea
3M Korea Limited	Korea
3M Asset Management S.a.r.l.	Luxembourg
3M Attenti Holdings S.a.r.l.	Luxembourg
3M Global Capital S.a.r.l.	Luxembourg
Capital Safety Group Sarl	Luxembourg
3M Malaysia Sdn. Bhd.	Malaysia
3M Mexico, S.A. de C.V.	Mexico
3M Nederland B.V.	Netherlands
3M New Zealand Limited	New Zealand
3M Norge A/S	Norway
3M Panama Pacifico S. de R.L.	Panama
3M Peru Industrial S.A.	Peru
3M Poland Sp. z.o.o.	Poland
3M Wroclaw Sp. z.o.o.	Poland
3M Puerto Rico, Inc.	Puerto Rico
3M Romania S.R.L.	Romania
3M Russia, LLC	Russia
3M Innovation Singapore Pte Ltd	Singapore
3M Singapore Private Limited	Singapore
3M Technologies (S) Pte Ltd	Singapore
CUNO Filtration Asia Pte. Ltd.	Singapore
3M South Africa (Propriety) Limited	South Africa
3M Espana S.L.	Spain
3M Svenska AB	Sweden
3M EMEA, GmbH	Switzerland
3M (East) A.G.	Switzerland
3M (Schweiz) GmbH	Switzerland
3M Taiwan Limited	Taiwan
3M Taiwan Optronics Corp.	Taiwan
Alpha Beta Global Tapes & Adhesives Co., Ltd.	Taiwan
3M Thailand Limited	Thailand
3M Sanayi Ve Ticaret A.S.	Turkey
3M Gulf Ltd.	United Arab Emirates
3M Health Care Limited	United Kingdom
3M UK Holdings Limited	United Kingdom
3M United Kingdom PLC.	United Kingdom
Capital Safety Acquisition Limited	United Kingdom
Capital Safety ROW Ltd	United Kingdom
3M Manufacturera Venezuela, S.A.	Venezuela

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.